                                                                     EXHIBIT 2.2

                                FIRST AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "AMENDMENT") is entered into as of June 19, 1998 by and among Century Acquisition Corporation, a Delaware corporation ("INVESTOR"), Century Maintenance Supply, Inc., a Delaware corporation (the "CORPORATION"), FS Equity Partners IV, L.P., a Delaware limited partnership ("FSEP IV"), Dennis C. Bearden (the "MAJOR SHAREHOLDER") and the Selling Shareholders which are signatories to the Merger Agreement. Capitalized terms used but not defined in this Amendment have the meaning given such terms in the Merger Agreement (defined below).

                                    RECITALS
                                    --------

     A. Investor, Corporation, Major Shareholder, and the other Selling Shareholders entered into that certain Agreement and Plan of Merger dated as of May 5, 1998 (the "MERGER AGREEMENT").

     B. The parties now desire to amend the Merger Agreement to extend the termination date.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned agree as follows:

     1. SECTION 2.4 of the Merger Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing with the following:

               . . . (ii) authorize preferred stock for issuance, and create and authorize the preferred stock (the "NEW PREFERRED STOCK"), which will be authorized as "Blank Check" preferred, with the rights, preferences and privileges in substantially the form as described in the term sheet and subject to modification as set out therein (the "PREFERRED STOCK TERM SHEET") attached as Exhibit B hereto, and . . .

     2. SECTION 2.7(C) of the Merger Agreement is hereby amended by replacing, in each place in SECTION 2.7(C) that it occurs, the number "$7,000,000" with "$8,000,000".

     3. The text of SECTION 2.7(G) of the Merger Agreement is hereby deleted in its entirety.

     4. The text of SECTION 2.7(H) of the Merger Agreement is hereby deleted in its entirety.

     5. SECTION 7.12 of the Merger Agreement is hereby amended by deleting the last sentence and replacing it with the following:

       In addition, at the closing of the purchase of the Option Shares, CAC will provide a certificate, signed by its President, confirming that all of the representations and warranties made by CAC in Article III of this Agreement are true and correct as of the date of closing of the purchase of the Option Shares. If FSEP IV exercises this Option, the Option Shares shall be entitled to share in any claim for Specialty Losses or Indemnity Losses.

     6. SECTION 9.1(D) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

               (d) by Investor, on the one hand, or Corporation and Selling Shareholders, on the other, if the Closing Date shall not have occurred, other than through the failure of the party attempting to terminate to fulfill their obligations hereunder, on or before the expiration of 69 days from the date of this Agreement or such later date agreed to in writing by

          Corporation, Selling Shareholders and Investor; provided, however, that such 69 day period shall automatically be extended for a period of 15 days if the delay in the Closing Date relates to the closing of the financing contemplated by the Commitment Letter and/or the sale of the New Preferred Stock contemplated by Section 8.2(p) of this
                                                  --------------
          Agreement;

     7. EXHIBIT A (Certificate of Merger) to the Merger Agreement is hereby deleted and replaced with the EXHIBIT A to this Amendment.

     8. EXHIBIT B (Term Sheet for Preferred Stock) to the Merger Agreement is hereby amended by deleting "Century Acquisition Corporation" as the Issuer and replacing it with "Century Maintenance Supply, Inc."

     9. EXHIBIT C (Term Sheet for Warrants) to the Merger Agreement is hereby deleted in its entirety.

     10. EXHIBIT E (Term Sheet for Shareholders Agreements) to the Merger Agreement is hereby amended by amending the "REGISTRATION RIGHTS" section to add the following additional sentence at the end of that section:

     The rights described in this paragraph shall apply to the common stock of the Company held by FSEP IV or by Bearden. The registration rights applicable to any preferred stock of the Company held by FSEP IV or by Bearden will be governed by a separately negotiated agreement acceptable to them.

     11. EXHIBIT K (Amended and Restated Certificate of Incorporation) to the Merger Agreement is hereby deleted and replaced with the EXHIBIT K to this Amendment.

     12.  Conditions.  This Amendment shall not be effective until it has been
          ----------
signed by or on behalf of Investor, Corporation, FSEP IV, Major Shareholder, and Selling Shareholders.

     13.  Amendment.  Except as affected by this Amendment, the Merger Agreement
          ---------
is unchanged and continues in full force and effect. All references to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

     14.  Counterparts. This Amendment may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same amendment.

     15.  Governing Law.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     16.  Power of Attorney.  Under Section 11.7 of the Merger Agreement, the
          -----------------
Major Shareholder has a limited, irrevocable power of attorney to act as the agent and attorney-in-fact for the Selling Shareholders for the sole purpose of approving any amendments to, or waivers, of the Merger Agreement on behalf of the Selling Shareholders, subject to the limitations set out in Section 11.7.


                  [SIGNATURES ON IMMEDIATELY FOLLOWING PAGES]

     The Amendment is executed as of the date set out in the preamble to this Amendment.


                              CENTURY ACQUISITION CORPORATION


                              By:   /s/ Mark J. Doran
                                   ---------------------------------------------
                                    Name:    Mark J. Doran
                                           -------------------------------------
                                    Title:    Vice President
                                            ------------------------------------


                              FS EQUITY PARTNERS IV, L.P., a Delaware limited partnership

                              By:   FS CAPITAL PARTNERS, L.L.C., its general
                                    partner


                                    By:   /s/ Mark J. Doran
                                         ---------------------------------------
                                         Name:    Mark J. Doran
                                                --------------------------------
                                         Title:    Managing Member
                                                 -------------------------------


                              CENTURY MAINTENANCE SUPPLY, INC.


                              By:   /s/ Richard E. Penick
                                   ---------------------------------------------
                                    Name:    Richard E. Penick
                                           -------------------------------------
                                    Title:    Vice President
                                            ------------------------------------



                              CENTURY AIRCONDITIONING SUPPLY, INC.


                              By:   /s/ Richard E. Penick
                                   ---------------------------------------------
                                    Name:    Richard E. Penick
                                           -------------------------------------
                                    Title:    Vice President
                                            ------------------------------------

                              SELLING SHAREHOLDERS

                              Danny N. Errico
                              John M. Morotti
                              Daryl D. Morse
                              Richard E. Penick
                              Charles L. Littlepage
                              R. Allan Kea
                              Richard A. Luke
                              Daniel F. Firkus
                              Jerry J. Muras
                              Vicki L. Reynolds
                              Dennis C. Bearden

                              /s/ Dennis C. Bearden
                              --------------------------------------------------
                              Dennis C. Bearden, as Major Shareholder and on behalf of each Selling Shareholder under the power of attorney granted him by Section 11.7 of the Merger Agreement